Exhibit (g)(2)(ii)

June 4, 2008

Ms. Mary Jean Milner

Vice President

The Bank of New York Mellon

One Wall Street, 25th Floor

New York, NY 10286

Dear Ms. Milner:

Pursuant to the terms and conditions of the Foreign Custody Manager Agreement dated January 6, 2003 (the “Agreement”), we hereby notify you of the addition of the country of Kuwait (“New Country”), effective June 4, 2008 , to be included on Amended Schedule 2 to the Agreement as shown.

Please signify your acceptance to provide services under the Agreement with respect to the aforementioned New Countries by signing below. If you have any questions, please contact me at (480) 477-2190.

Sincerely,

/s/ Todd Modic
Todd Modic
Senior Vice President
ING Funds

ACCEPTED AND AGREED TO:
The Bank of New York Mellon

By:	/s/ Bruce L. Baumann
Name:	Bruce L. Baumann
Title:	Managing Director, Duly Authorized

7337 E. Doubletree Ranch Rd. Scottsdale, AZ 85258-2034	Tel: 480-477-3000 Fax: 480-477-2700 www.ingfunds.com

AMENDED SCHEDULE 2

Specified Countries

Country	Effective Date	Country	Effective Date
Argentina	January 6, 2003	Jordan	January 6, 2003
Australia	January 6, 2003	Kazakahstan	May 10, 2007
Austria	January 6, 2003	Kenya	January 6, 2003
Bahrain	January 6, 2003	Kuwait	June 4, 2008
Bangladesh	January 6, 2003	Latvia	May 10, 2007
Belgium	January 6, 2003	Lebanon	May 10, 2007
Bermuda	January 6, 2003	Lithuania	January 6, 2003
Botswana	January 6, 2003	Luxembourg	January 6, 2003
Brazil	January 6, 2003	Malaysia	January 6, 2003
Bulgaria	January 6, 2003	Mauritius	January 6, 2003
Canada	January 6, 2003	Mexico	January 6, 2003
Cayman Islands	May 12, 2003	Morocco	January 6, 2003
Chile	January 6, 2003	Namibia	January 6, 2003
China	January 6, 2003	Netherlands	January 6, 2003
Colombia	January 6, 2003	New Zealand	January 6, 2003
Costa Rica	January 6, 2003	Nigeria	January 6, 2003
Croatia	January 6, 2003	Norway	January 6, 2003
Cyprus	January 6, 2003	Oman	January 6, 2003
Czech Republic	January 6, 2003	Pakistan	January 6, 2003
Denmark	January 6, 2003	Palestine	May 12, 2003
Ecuador	January 6, 2003	Panama	January 6, 2003
Egypt	January 6, 2003	Peru	January 6, 2003
Estonia	January 6, 2003	Philippines	January 6, 2003
Finland	January 6, 2003	Poland	January 6, 2003
France	January 6, 2003	Portugal	January 6, 2003
Germany	January 6, 2003	Qatar	March 27, 2008
Ghana	January 6, 2003	Romania	January 6, 2003
Greece	January 6, 2003	Russia	January 6, 2003
Hong Kong	January 6, 2003	Serbia	May 10, 2007
Hungary	January 6, 2003	Singapore	January 6, 2003
Iceland	May 12, 2003	Slovakia	January 6, 2003
India	January 6, 2003	Slovenia	January 6, 2003
Indonesia	January 6, 2003	South Africa	January 6, 2003
Ireland	January 6, 2003	South Korea	January 6, 2003
Israel	January 6, 2003	Spain	January 6, 2003
Italy	January 6, 2003	Sri Lanka	January 6, 2003
Ivory Coast	January 6, 2003	Swaziland	January 6, 2003
Jamaica	May 12, 2003	Sweden	January 6, 2003
Japan	January 6, 2003	Switzerland	January 6, 2003

Country	Effective Date
Taiwan	January 6, 2003
Thailand	January 6, 2003
Turkey	January 6, 2003
Ukraine	January 6, 2003
United Arab Emirates	December 5, 2007
United Kingdom	January 6, 2003
Uruguay	January 6, 2003
Venezuela	January 6, 2003
Vietnam	May 12, 2003
Zambia	January 6, 2003
Zimbabwe	January 6, 2003